                                                                     EXHIBIT 99b


           Unaudited Pro Forma Combined Condensed Financial Statements


The accompanying unaudited pro forma combined condensed balance sheet as of June 30, 2001 gives effect to the Panhandle Royalty Company (Panhandle) merger of Wood Oil Company (Wood) as if it had occurred on June 30, 2001. The unaudited pro forma combined condensed statements of operations for the nine months ended June 30, 2001 and the year ended September 30, 2000 give effect to the merger of Wood as if the merger had occurred on October 1, 1999. Such unaudited pro forma financial information has been prepared based on estimates and assumptions deemed by Panhandle to be appropriate and is not necessarily indicative of the results of operation that might have occurred had the merger actually closed on October 1, 1999, or the actual financial position that might have resulted had the merger actually closed on June 30, 2001. The information is also not indicative of the future results of operation or financial position of Panhandle.

The unaudited pro forma financial information should be read in conjunction with the historical financial statements of Panhandle and historical financial statements of Wood included herein.

                            Panhandle Royalty Company

              Unaudited Pro Forma Combined Condensed Balance Sheet

                                  June 30, 2001
                                 (In Thousands)


                                                            HISTORICAL
                                                      ----------------------       PRO FORMA
                                                      PANHANDLE       WOOD        ADJUSTMENTS         PRO FORMA
                                                      ---------     --------      -----------         ---------
ASSETS
Current assets:
   Cash and cash equivalents                          $     755     $  4,678      $    (2,976)(a)     $   2,457
     Oil and gas sales receivables                        1,874        1,075               --             2,949
     Assets held for sale                                    --           --              900(a)            900
     Prepaid expenses and other                              13            7               --                20
                                                      ---------     --------      -----------         ---------
Total current assets                                      2,642        5,760           (2,076)            6,326

Property and equipment, at cost, based on
   successful efforts
Producing oil and gas properties                         33,234       14,601              196(a)         48,031
Nonproducing oil and gas properties                       6,694        2,539              414(a)          9,647
Other                                                       283        1,115           (1,069)(a)           329
                                                      ---------     --------      -----------         ---------
                                                         40,211       18,255             (459)           58,007
Less accumulated depreciation, depletion and
   amortization                                          21,714       11,039          (11,039)(a)        21,714
                                                      ---------     --------      -----------         ---------
     Net property and equipment                          18,497        7,216           10,580            36,293

Goodwill                                                     --           --            3,969(a)          3,969
Other assets, net                                           108        1,397              (35)(a)         1,470
                                                      ---------     --------      -----------         ---------
Total assets                                          $  21,247     $ 14,373      $    12,438         $  48,058
                                                      =========     ========      ===========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                   $     829     $    267      $       315(a)      $   1,411
   Accrued liabilities                                      600          170               --               770
   Deferred income taxes payable                             23          755               --               778
   Long-term debt due within one year                        --           --            4,000(b)          4,000
                                                      ---------     --------      -----------         ---------
Total current liabilities                                 1,452        1,192            4,315             6,959

Long-term debt                                               --           --           16,000(b)         16,000

Deferred income taxes                                     2,882          960            4,344(a)          8,186

Other                                                        34           --               --                34

STOCKHOLDERS' EQUITY
Common stock                                                 69          616             (616)(a)            69
Capital in excess of par value                              606           --               --               606
Retained earnings                                        16,204       11,605          (11,605)(a)        16,204
                                                      ---------     --------      -----------         ---------
                                                         16,879       12,221          (12,221)           16,879
                                                      ---------     --------      -----------         ---------
Total stockholders' Equity                            $  21,247     $ 14,373      $    12,438         $  48,058
                                                      =========     ========      ===========         =========

See accompanying notes.

                            Panhandle Royalty Company

         Unaudited Pro Forma Condensed Combined Statement of Operations

                         Nine Months Ended June 30, 2001
                      (In thousands, except per share data)


                                             HISTORICAL
                                       ----------------------      PRO FORMA
                                       PANHANDLE       WOOD       ADJUSTMENTS         PRO FORMA
                                       ---------     --------     -----------         ---------
REVENUES
Oil and gas sales                      $  10,185     $  7,164     $        --         $  17,349
Gain (loss) on sales                          --          113              --               113
Other income                                 149          592              --               741
                                       ---------     --------     -----------         ---------
                                          10,334        7,869              --            18,203

EXPENSES
Operating costs                            1,357        1,230              --             2,587
Exploration costs                            515          342              --               857
Depreciation, depletion,
  amortization and impairment              1,323          946           1,206(c)          3,475
General and administrative                 1,484          914            (334)(d)         2,064
Interest                                       1           34             625(e)            660
                                       ---------     --------     -----------         ---------
                                           4,680        3,466           1,497             9,643
                                       ---------     --------     -----------         ---------

Income before provision for income
  taxes                                    5,654        4,403          (1,497)            8,560
Provision for income taxes                 1,550          985            (374)(f)         2,161
                                       ---------     --------     -----------         ---------
Net income                             $   4,104     $  3,418     $    (1,123)        $   6,399
                                       =========     ========     ===========         =========

Earnings per share:
  Basic                                $    1.99                                      $    3.11
                                       =========                                      =========
  Diluted                              $    1.97                                      $    3.07
                                       =========                                      =========
Weighted average shares used
  in calculation:
     Basic                                 2,060                                          2,060
                                       =========                                      =========
     Diluted                               2,083                                          2,083
                                       =========                                      =========


See accompanying notes.

                            Panhandle Royalty Company

         Unaudited Pro Forma Condensed Combined Statement of Operations

                          Year Ended September 30, 2000
                      (In thousands, except per share data)


                                                  HISTORICAL
                                            ----------------------      PRO FORMA
                                            PANHANDLE       WOOD       ADJUSTMENTS         PRO FORMA
                                            ---------     --------     -----------         ---------
REVENUES
Oil and gas sales                           $   9,092     $  5,254     $        --         $  14,346
Other income                                      186          334              --               520
                                            ---------     --------     -----------         ---------
                                                9,278        5,588              --            14,866

EXPENSES
Operating costs                                 1,459        1,239              --             2,698
Exploration costs                                 515          274              --               789
Depreciation, depletion,
  amortization and impairment                   2,052          757           1,668(c)          4,477
General and administrative                      1,450        1,022            (445)(d)         2,027
Interest                                           16          163           1,035(e)          1,214
                                            ---------     --------     -----------         ---------
                                                5,492        3,455           2,258            11,205
                                            ---------     --------     -----------         ---------

Income before provision for income
  taxes                                         3,786        2,133          (2,258)            3,661
Provision for income taxes                        925          567            (565)(f)           927
                                            ---------     --------     -----------         ---------
Net income                                  $   2,861     $  1,566     $    (1,693)        $   2,734
                                            =========     ========     ===========         =========

Earning per share:
  Basic                                     $    1.39                                      $    1.33
                                            =========                                      =========
  Diluted                                   $    1.38                                      $    1.32
                                            =========                                      =========

Weighted average shares in
  calculation:
     Basic                                      2,055                                          2,055
                                            =========                                      =========
     Diluted                                    2,077                                          2,077
                                            =========                                      =========


See accompanying notes.

                            Panhandle Royalty Company

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                                 (In thousands)

1. BASIS OF PRESENTATION

On October 1, 2001, Panhandle acquired privately held Wood of Tulsa, Oklahoma. The merger was made pursuant to an Agreement and Plan of Merger among Panhandle Royalty Company, PHC, Inc., and Wood Oil Company, dated August 9, 2001. Wood merged with Panhandle's wholly owned subsidiary PHC, Inc., on October 1, 2001, with Wood being the surviving Company. Prior to the merger, Wood was a privately held company engaged in oil and gas exploration and production and fee mineral ownership and owned interests in certain oil and gas and real estate partnerships and an office building in Tulsa. Wood will continue to operate as a subsidiary of Panhandle. Wood and its shareholders were unrelated parties to Panhandle.

The preliminary adjusted purchase price (including deferred income taxes) was $28,223, which included working capital assumed of $4,196. Funding for the acquisition was obtained from BankFirst of Oklahoma City, Oklahoma in the form of a $20,000 five-year term loan. Three million of Wood's cash was used to reduce Panhandle's debt on the date of closing.

The merger will be accounted for as a purchase, accordingly, Wood's financial results will be consolidated with Panhandle's beginning October 1, 2001. Under the purchase method, identifiable assets and liabilities of Wood will be recorded at their fair values. The remaining difference between the purchase price of Wood, including direct costs of the acquisitions, will be recorded as goodwill. Allocations included in the unaudited pro forma combined condensed financial statements are based on preliminary analysis. Accordingly, the final value of the purchase price and its allocation may differ, perhaps significantly, from the amount included in these pro forma financial statements.

The preliminary allocation of the purchase price includes approximately $3.9 million of goodwill. In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. As a result of these two recent pronouncements, goodwill recorded in connection with business combinations completed after June 30, 2001 (including the merger) will not be amortized but, instead, will be tested for impairment at least annually. Accordingly, the accompanying unaudited pro forma combined condensed statements of operations include no amortization of the goodwill recorded in the merger.

Statement No. 142 will be adopted by Panhandle as of October 1, 2001. As indicated, the allocation of the purchase price presented is preliminary. Panhandle expects to finalize the purchase price allocation in early fiscal 2002.

                            Panhandle Royalty Company

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                   (continued)
                                 (In thousands)


2. PRO FORMA ENTRIES

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET - JUNE 30, 2001

The unaudited pro forma combined condensed balance sheet includes Panhandle's historical condensed consolidated balance sheet as of June 30, 2001 and Wood's historical condensed balance sheet as of July 31, 2001, giving effect to the merger as if it had occurred on June 30, 2001 and includes the following adjustments:

(a) To adjust assets and liabilities under the purchase method of accounting based on the purchase price. Such purchase price has been allocated to the assets and liabilities of Wood based on preliminary estimates of fair values with the remainder recorded as goodwill.

The preliminary purchase price has been determined as follows:

    Cash consideration to Wood shareholders                     $ 22,604
    Estimated transaction costs                                      315
    Deferred income taxes assumed                                  5,304
                                                                --------
                                                                $ 28,223
                                                                ========

     The preliminary allocation of the purchase price included in the unaudited pro forma combined condensed balance sheet is summarized as follows (in thousands):

    Working capital assumed                                     $  4,196
    Assets held for sale - land and building                         900
    Oil and gas properties - proved                               14,427
    Minerals:
       Producing                                                     370
       Nonproducing                                                2,953
    Other property and equipment                                      46
    Goodwill                                                       3,969
    Other assets                                                   1,362
                                                                --------
                                                                $ 28,223
                                                                ========

(b) To reflect the $20 million term loan entered into with a bank to fund the acquisition.

                            Panhandle Royalty Company

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                   (continued)
                                 (In thousands)


2. PRO FORMA ENTRIES (CONTINUED)

PRO FORMA STATEMENTS OF OPERATIONS - NINE MONTHS ENDED JUNE 30, 2001 AND YEAR ENDED SEPTEMBER 30, 2000

The accompanying unaudited combined condensed pro forma statements of operations for the nine months ended June 30, 2001 and the year ended September 30, 2000 have been prepared as if the merger had occurred on October 1, 1999. The unaudited pro forma combined condensed statement of operations for the nine months ended June 30, 2001 includes the historical consolidated statement of operations of Panhandle for the nine months ended June 30, 2001, and the historical statement of operations of Wood for the nine months ended April 30, 2001. For the year ended September 30, 2000, the unaudited pro forma combined condensed statement of operations includes the historical consolidated statement of operations of Panhandle for the year ended September 30, 2000, and the historical statement of operations of Wood for the year ended July 31, 2000. These pro forma combined condensed statements of operations do not reflect approximately $1.8 million of severance due to certain officers and employees of Wood, paid immediately prior to the closing of the merger.

Such statements include the following adjustments:

(c) To record the estimated adjustment to depreciation, depletion and amortization expense attributable to the allocation of the purchase price using the successful efforts method of accounting.

(d) To reflect reduced salaries and benefits resulting from the contractual termination of certain officers of Wood effective on closing. The unaudited pro forma combined condensed statements of operations do not give effect to Panhandle supplemental plan to reduce general and administrative expense that includes closing the Tulsa office. Prior to the Tulsa office closing, general and administrative expenses for Wood are expected to decrease to approximately $35 per month and following the anticipated closing of the Tulsa office, general and administrative expense is expected to be further reduced for Wood to $20 per month.

                            Panhandle Royalty Company

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                   (continued)
                                 (In thousands)


2. PRO FORMA ENTRIES (CONTINUED)

(e) To reflect the net adjustment to interest expense for the incremental interest to be incurred attributable to the $20 million term loan obtained to fund the cash consideration at closing. The term loan provides for interest at prime less .25% (aggregate rate of 5.75% at closing). An increase or decrease of the interest rate of .125% would impact interest expense by approximately $35 annually.

(f) To record income taxes on pro forma pretax net income at the average effective income tax rate of Panhandle and Wood of 25%. This rate is below the statutory rate due primarily to the availability of percentage depletion.

CHANGES IN PRO FORMA ESTIMATED PROVED RESERVES

The following table sets forth the combined changes in estimated proved reserves for the year ended September 30, 2000 for Panhandle and the year ended July 31, 2000 for Wood on a pro forma basis.

                                                     YEAR ENDED 2000
                                                -------------------------
                                                    OIL           GAS
                                                  (MBbls)        (Mmef)
                                                -----------    ----------
Proved reserves
   Beginning of year                                 878           18,346
   Purchases of reserves in place                      6              147
   Extensions and discoveries                        161            3,744
   Revisions of previous estimates                  (103)             697
   Production                                       (124)          (3,906)
                                                -----------    ----------
   End of year                                       818           19,028
                                                ===========    ==========

                            Panhandle Royalty Company

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                   (continued)
                                 (In thousands)


2. PRO FORMA ENTRIES (CONTINUED)

PRO FORMA STANDARDIZED MEASURE OF FUTURE NET CASH FLOWS

The following table reflects the combined pro forma standardized measure of discounted future net cash flows of proved oil and gas reserves for PRC as of September 30, 2000, and Wood Oil as of July 31, 2000.

                                                                        YEAR ENDED 2000
                                                                     ---------------------
                                                                         (in thousands)
       Future cash inflows                                                $    94,181
       Future production costs                                                 18,062
       Future development costs                                                 1,298
       Future net cash flows before future income tax expense                  74,821
       Future income taxes                                                     20,538
                                                                          -----------
                                                                               54,283
       Discount at 10 percent per year                                         17,776
                                                                          -----------
       Standardized measure of discounted future net cash flows
                                                                          $    36,507
                                                                          ===========

The standardized measure information in the preceding table was derived from estimates of Panhandle's and Wood's proved oil and gas reserves contained in studies prepared by petroleum engineers. The standardized measure calculation, prepared pursuant to the provisions of Statement of Financial Accounting Standards No. 69, does not purport to represent the fair market value of the pro forma oil and gas reserves. The foregoing information is presented for comparative purposes as of the dates indicated and is not intended to reflect any changes in value which may result from future price fluctuations.

CHANGES RELATING TO THE PRO FORMA STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

The principal changes in the combined pro forma standardized measure of discounted future net cash flows attributable to pro forma proved oil and gas reserves for Panhandle for the year ended September 30, 2000 for Wood for the year ended July 31, 2000 are as follows:

                            Panhandle Royalty Company

      Notes to Unaudited Pro Forma Combined Condensed Financial Statements
                                   (continued)
                                 (In thousands)


2. PRO FORMA ENTRIES (CONTINUED)

                                                                 YEAR ENDED
                                                                    2000
                                                              ----------------
                                                               (in thousands)
    Balance, beginning of year                                    $  23,470
    Purchases of reserves-in-place                                      439
    Extensions and discovers                                         10,343
    Revisions of previous quantity estimates                            (25)
    Oil and gas sales, net of production costs                      (11,648)
    Net change in sales price and production costs                   13,880
    Net change in future development costs                             (111)
    Net change in income taxes                                       (5,155)
    Accretion of discount                                             2,347
    Changes in timing of production and other                         2,967
                                                                  ---------
    Balance, end of year                                          $  36,507
                                                                  =========